SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported):  JUNE 17, 1996
                        Commission File Number:  0-12666


                        AMERICAN FINANCIAL HOLDING, INC.
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                              87-0458888
     (State or other jurisdiction of             (IRS Employer
     incorporation or organization)            Identification No.)



     225 SOUTH 200 WEST, SUITE 302
         FARMINGTON, UTAH                           84025-0683
     (Address of Principal Executive Offices)      (Zip Code)


              Registrant's Telephone Number, including Area Code:
                                (801) 451-9580



                             NONE
     (Former name, former address, and formal fiscal year, if changed since last report)


             ITEM 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On June 17, 1996, Coopers & Lybrand LLP ("Coopers & Lybrand") resigned as the independent accountants of American Financial Holding, Inc. (the "Company"). Coopers & Lybrand had been appointed by the Company on January 10, 1996, to audit and report on its financial statements for the year ended December 31, 1995. Coopers & Lybrand did not complete or issue any report on its examination of the December 31, 1995, financial statements of the Company.

     In connection with its resignation, Coopers & Lybrand advised the Company that information has come to its attention that, if investigated further, may materially impact the fairness or reliability of previously issued audit reports or the underlying financial statements relating to the extent of and the method of accounting for shareholder advances and stock issuance costs.

     Between the date of its appointment and dismissal, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.


     The foregoing was the only reportable event under Item 304 of Regulation
S-K.

     The Company has provided Coopers & Lybrand with a copy of the foregoing disclosures and has requested that Coopers & Lybrand provide a letter, addressed to the Commission, as to whether it agrees with the above statement. A copy of such letter is attached as an exhibit to this report.


                   ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits.  The following exhibit is included as part of this report:

        SEC
Exhibit Reference
Number  Number   Title of Document                           Page



1.01    16      Letter from Coopers & Lybrand L.L.P.
                 dated July 8, 1996 ........................    3



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN FINANCIAL HOLDING, INC.





Dated:  July 8, 1996               By
                                    /s/ Kenton L. Stanger, President, Director
                                    and Principal Executive Officer